Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Ashley Johnson, Media Relations                Joe Taylor, Investor Relations
(800) 775-7290                        (972) 770-9040

BRINKER INTERNATIONAL NAMES JOHN CYWINSKI AS
EXECUTIVE VICE PRESIDENT OF STRATEGIC INNOVATION

DALLAS, March 1, 2016 - Brinker International, Inc. (NYSE: EAT) today announced that John Cywinski has been named Executive Vice President of Strategic Innovation, effective March 7, 2016.

Cywinski brings a wide range of industry experience to Brinker, having held multiple leadership positions at Yum! Brands, Inc., Applebee’s Neighborhood Grill & Bar®, McDonald’s Corporation, BURGER KING® and The Walt Disney Company. Most recently, he served as President of KFC U.S. where he was responsible for the brand vision, consumer strategy, operational excellence and innovation for over 4,500 restaurants. Prior to that, Cywinski owned and operated his own restaurants in Chicago as a franchisee for Dunkin’ Brands Group, Inc. and SONIC Drive-In.

"We are excited for John to join our team and his extensive industry experience will be instrumental in delivering a differentiated guest experience across our brands," said Wyman Roberts, CEO and President of Brinker International and President of Chili's Grill & Bar. "As we continue to pursue initiatives focused on an enhanced guest experience, John will lead the strategic thinking and innovation around aligning all guest touch points."

Brinker International, Inc. is one of the world's leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, as of Dec. 23, 2015, Brinker owned, operated or franchised 1,646 restaurants under the names Chili's® Grill & Bar (1,595 restaurants) and Maggiano's Little Italy® (51 restaurants).